Exhibit No. 32.1
Form 10-KSB
Century Controls International, Inc.
File No. 000-30313


                Certification Pursuant to 18 U.S.C. Section 1350,
                       as Adopted Pursuant to Section 906
                       of the Sarbanes-Oxley Act of 2002.

         In connection with the Annual Report of Century Controls International, Inc. (the "Company") on Form 10-KSB for the period ending February 29, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Leo Christiansen, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: June 14, 2004                               By:  /s/ Leo Christiansen
                                                      --------------------------
                                                       Chief Executive Officer
                                                       Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Century Controls International, Inc. and will be retained by Century Controls International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.